Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	May 31, 2001
Payment Date	Jun 15, 2001

Calculation of Interest Expense

Index (LIBOR)	4.122500%
Accrual end date, accrual beginning date and days in Interest Period	Jun 15, 2001	May 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	146,509,288	30,403,018	39,516,820	28,732,689	12,683,896	24,018,652
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	4.292500%	4.442500%	4.542500%	4.772500%	5.122500%
Interest/Yield Payable on the Principal Balance	541,545	116,306	154,574	118,081	55,949
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	541,545	116,306	154,574	118,081	55,949
Interest/Yield Paid	541,545	116,306	154,574	118,081	55,949

Summary

Beginning Security Balance	146,509,288	30,403,018	39,516,820	28,732,689	12,683,896	24,018,652
Beginning Adjusted Balance	146,509,288	30,403,018	39,516,820	28,732,689	12,683,896
Principal Paid	3,202,668	664,635	863,870	628,120	277,280	583,932
Ending Security Balance	143,306,620	29,738,383	38,652,950	28,104,570	12,406,616	23,493,441
Ending Adjusted Balance	143,306,620	29,738,383	38,652,950	28,104,570	12,406,616
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	143,365,342	29,738,383	38,652,950	28,104,570	12,406,616
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					8,354,891
Ending OC Amount as Holdback Amount						18,396,718
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.6820468	$2.2263844	$2.2764931	$2.3917638	$1.5168140
Principal Paid per $1000	$4.0335866	$12.7227129	$12.7226742	$12.7227020	$7.5172212